                                                                     EXHIBIT 5.1

[VEDDER PRICE LOGO]                      VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                         222 NORTH LASALLE STREET
                                         CHICAGO, ILLINOIS 60601
                                         312-609-7500
                                         FACSIMILE: 312-609-5005

                                         OFFICES IN CHICAGO, NEW YORK CITY AND
                                         ROSELAND, NEW JERSEY


                                 August 6, 2004


LightFirst Inc.
25 Northwest Point Boulevard
Elk Grove Village, Illinois  60007

Ladies and Gentlemen:

         We have acted as special counsel to LightFirst Inc., a Delaware corporation (the "Company"), in connection with the preparation a Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), relating to the offer and sale by the Company of up to 2,000,000 shares of common stock of the Company, par value $.001 per share (the "Shares").

         In rendering this opinion, we have examined such documents and materials, including the Certificate of Incorporation and By-laws of the Company, and other corporate documents and records the Company, as we have deemed necessary for the purpose of providing this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

         Based on the foregoing, we are of the opinion that the Shares, if and when issued and sold in accordance with the terms of the offering as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         This opinion is based on the facts in existence and the laws in effect on the date hereof and is limited to laws of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, and the regulations thereunder.

                                     Very truly yours,
                                     /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.